Exhibit 107
Calculation of Filing Fee Table
FORM 424(b)(5)
(Form Type)
DYNEX CAPITAL, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to be Paid	(1)	Equity	Common Stock, par value $0.01 per share	Rule 457(o) and Rule 457(r)	99,326,438	$12.63	$1,254,492,912	$0.0001381	$173,245.47
Fees Previously Paid
		Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$1,254,492,912		$173,245.47
	Total Fees Previously Paid								—
	Total Fee Offsets								38,086.36
	Net Fee Due								$135,159.11

(1)The registration fee is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), and represents deferred payment of the registration fees in connection with the Registrant's registration statement on Form S-3 (File No. 333-289004) filed on July 28, 2025 (the “Registration Statement”), paid with the filing of this prospectus supplement. The Proposed Maximum Offering Price Per Unit is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”), as reported on the New York Stock Exchange on July 23, 2026.

Exhibit 107

Table 2: Fee Offset Claims and Sources

		Registrant Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457 (b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457 (p)
Fee Offset Claims	(1)	Dynex Capital, Inc.	S-3	333-289004	July 29, 2025		$38,086.36	Equity	Common Stock, par value $0.01 per share	19,326,438
Fee Offset Sources		Dynex Capital, Inc.	S-3	333-289004		January 27, 2026						$38,086.36
(1)The Registrant previously registered an aggregate of 67,354,187 shares of its Common Stock, offered by means of a 424(b)(5) prospectus supplement dated January 27, 2026 (the “Prior Prospectus Supplement”), pursuant to the Registration Statement. In connection with the filing of the Prior Prospectus Supplement, the registration fee was $132,734.02. As of the date of this prospectus supplement, 19,326,438 shares of Common Stock remain unsold under the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, $38,086.36 in filing fees previously paid in connection with the filing of the Prior Prospectus Supplement and associated with such unsold securities is being applied to partially offset the filing fee payable in connection with this prospectus supplement. The offering pursuant to the Prior Prospectus Supplement has terminated.
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